SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-HUDSON GENERAL

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/10/97            2,000            45.5600
               THE GABELLI ABC FUND
                                10/31/97              100            45.9250
          GAMCO INVESTORS, INC.
                                10/28/97            2,000            46.5000
                                10/16/97              500            46.2500
                                10/10/97              500            45.5000
          GAMCO INVESTORS, INC.
                                11/03/97            1,600            46.5000
                                10/31/97            2,500            45.7350
                                10/30/97              300            46.0000
                                10/29/97            2,000            46.4750
                                10/22/97            2,500            47.2450
                                10/17/97              500            46.2500
                                10/16/97              500            46.2500
                                10/15/97            1,000            46.2500
                                10/10/97            1,700            45.5000
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.


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